PROXY

EVERGREEN UTILITIES AND HIGH INCOME FUND

COMMON SHARES

This Proxy is solicited on behalf of the Board of Trustees of Evergreen Utilities and High Income Fund for the Annual Meeting of Shareholders.

                The undersigned, revoking any previously executed proxies, hereby appoints Catherine F. Kennedy, Michael H. Koonce, Lloyd Lipsett, Brian J. Montana, Kevin J. Ouellette and Maureen E. Towle, or each of them acting individually, as proxies of the undersigned, each with full power of substitution, to represent and vote all of the common shares of the Fund that the undersigned would be entitled to vote at the 2008 Annual Meeting of Shareholders of Evergreen Utilities and High Income Fund to be held at the offices of Evergreen Investments, 26th Floor, 200 Berkeley Street, Boston, Massachusetts  02116-5034 on December 12, 2008 at 10:00 a.m. Eastern time, and at any and all adjournments thereof.

                Receipt of the Notice of Annual Meeting of Shareholders dated October 30, 2008 and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

(Continued, and to be signed on other side)

The common shares represented by this proxy will be voted as specified below, but if no choice is specified, they will be voted FOR the election of the four (4) persons named below as nominee Trustees under “Election of Trustees (Proposal 1)” and IN FAVOR OF the amendment to the Fund’s fundamental investment restriction concerning lending under “Amendment to Lending Policy (Proposal 2).” If any nominee for any reason becomes unable to serve or is unwilling to serve or, for good cause will not serve, the persons named as proxies on the other side of this proxy card will vote for the election of such other person or persons as they may consider qualified.  The Board of Trustees has no reason to believe that any of the four (4) nominee Trustees will be unable or unwilling to serve.

If any other matters about which the Fund did not have timely notice properly come before the meeting, authorization is given to the proxy holders to vote in accordance with the views of management of the Fund.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  votes as in this X                                                                                                                                                                                                                           Please mark your

                X             Please mark your votes as in this example.

1. ELECTION OF TRUSTEES

Nominees:               Charles A. Austin III

                                  Carol A. Kosel[1]

                                  Gerald M. McDonnell

Richard J. Shima

                              [1] If elected, Ms. Kosel will serve as trustee until the 2011 annual meeting of shareholders or, if shorter, until she ceases to serve as a trustee of the open-end Evergreen funds.

[ ] FOR all nominees (except as marked to the contrary below*)
[ ] WITHHOLD AUTHORITY to vote for all nominees

(*INSTRUCTION:  To withhold authority to vote for any individual nominee, write the name of the nominee(s) below.)

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2. AMENDMENT TO LENDING POLICY
[ ] IN FAVOR OF the amendment to the Fund’s fundamental investment restriction concerning lending
[ ] AGAINST the amendment to the Fund’s fundamental investment restriction concerning lending
[ ] ABSTAIN
3. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting or any adjournment thereof.

SIGNATURE(S)__________________________________________________________________________ DATE_____________, 2008.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

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                                                                                                                PLEASE SIGN AND RETURN

                                                                                                                THIS PROXY CARD IN THE

                                                                                                                ENCLOSED ENVELOPE.

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